UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September, 2023

XENOUS HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	87-0363526
(State or other jurisdiction of incorporation or organization)	(IRS Employee Identification No.)

Room 1120, 11th Floor, Peninsula Centre,

67 Mody Road

Tsim Sha Tsui, East Kowloon

Hong Kong

(Address of Principal Executive Offices)

+852 6464-2017

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock	XITO	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As disclosed previously in Xenous Holdings, Inc.’s SEC filings (“Xenous”), in November 2022 and February 2023, Xenous entered into a Memorandum of Understanding with Dadvance Agarwood Alpha Sdn Bhd (“Dadvance”). Xenous is currently negotiating on the terms and conditions of the acquisition of Dadvance (the “Acquisition”). There is no guarantee that the Acquisition will occur or that all relevant approvals will be obtained.

Dadvance Agarwood Alpha Sdn Bhd, a leading supplier of premium essential oils, is thrilled to announce the successful acquisition of a substantial purchase order from Tropical Extracts Sdn Bhd (“Tropical Extracts”), their sole exclusive marketeer and distributor for the European market. This purchase order entails the procurement of 150 kilograms of our premium grade agarwood essential oil, solidifying a significant contract worth a total of $2.05 million to be fulfilled within a year.

Renowned for its exceptional quality and dedication to delivering the finest natural products, Dadvance is excited on the trust and confidence placed by Tropical Extracts towards their quality and assurance. The partnership reflects a mutual commitment to excellence and innovation within the essential oil industry and to expand the European markets.

The premium grade agarwood essential oil that Dadvance offers is meticulously sourced and crafted to meet the highest industry standards. This esteemed product is recognized for its unique aroma profile and various applications across perfumery, aromatherapy, and other luxury markets.

Dadvance is committed to sustainability and ethical sourcing practices, ensuring that the procurement of agarwood essential oil aligns with environmental responsibility and the welfare of the communities involved in its production.

Dadvance is committed to sustainability and ethical sourcing practices, ensuring that the procurement of agarwood essential oil aligns with environmental responsibility and the welfare of the communities involved in its production.

The collaboration between Dadvance and Tropical Extracts marks a significant milestone in both companies’ growth trajectories.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xenous Holdings, Inc.

Date: September 18, 2023	By:	/s/ Jonathan Chan Ye Earn
Jonathan Chan Ye Earn
Chief Executive Officer
(Principal Executive Officer)

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